SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN VANGUARD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

April 23, 2014

Dear Stockholder:

It is our pleasure to invite you to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of American Vanguard Corporation (the “Company” or “AVD”). The Annual Meeting will be held at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard in Long Beach, California on Wednesday, June 4, 2014 at 11:00 am Pacific. In the following pages you will find the Secretary’s Notice of the Meeting and the Proxy Statement which describe the matters to come before the Annual Meeting.

If you plan to attend the meeting, please note the admission procedures on the Notice of the Meeting.

Whether or not you plan to attend the Annual Meeting, please vote your shares in one of the following ways, either: (i) via the Internet, by following the instructions on your proxy card, (ii) by calling the toll-free telephone number on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible.

We are grateful for your continuing interest in American Vanguard Corporation. In person or by proxy, your vote is important. Thank you!

Sincerely,

AMERICAN VANGUARD CORPORATION

Eric G. Wintemute

Chairman and Chief Executive Officer

AMERICAN VANGUARD CORPORATION

4695 MacArthur Blvd., Suite 1200

Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, June 4, 2014

To the Stockholders of American Vanguard Corporation:

The Annual Meeting of American Vanguard Corporation, a Delaware corporation, will be held at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard, Long Beach, California 90802, on Wednesday, June 4, 2014. The meeting will begin promptly at 11:00 a.m. local time. Matters to be voted on at the meeting are:

1.	Elect nine (9) directors until their successors are elected and qualified;

2.	Ratify the appointment of BDO USA, LLP (“BDO”) as independent registered public accounting firm for the year ending December 31, 2014;

3.	Hold an advisory vote on executive compensation; and

4.	Ratify the action of the Board of Directors of the Company to extend the term of the AVD Employee Stock Purchase Plan (“AVD ESPP”) five years (that is, from December 31, 2013 to December 31, 2018).

Stockholders of record at the close of business on Tuesday, April 15, 2014, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company’s Annual Report, including financial statements for the year ended December 31, 2013, is enclosed with this Notice.

Please note that in order to be admitted to the Annual Meeting, a person must furnish proof of his or her status as a stockholder at the site of such meeting. This proof may take the form of a proxy card, if the person is a stockholder of record. If the shares are held through an intermediary, such as a bank or broker, or holder of record, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. You must also present valid photo identification.

It is important that your shares be represented whether or not you plan to attend the Annual Meeting. You may vote your shares in any of the following ways, either: (i) via the Internet, by following the instructions on your proxy card, (ii) by calling the toll-free telephone number on your proxy card, or (iii) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

Finally, if you plan to attend the Annual Meeting in person, please RSVP by May 30, 2014 to William Kuser, Director of Investor Relations, at either 949-221-6119 or AVD2014Shareholder@amvac-chemical.com.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer

General Counsel & Secretary

Newport Beach, California

April 23, 2014

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court

Newport Beach, CA 92660

PROXY STATEMENT

Annual Meeting of Stockholders to be held June 4, 2014

Proxy Solicitation by the Board of Directors

The Board of Directors of American Vanguard Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting to be held on Wednesday, June 4, 2014, at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard, Long Beach, California 90802, at 11:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof. This proxy statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is April 23, 2014.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on Tuesday, April 15, 2014, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). At the Record Date, 31,200,356 shares of common stock, par value $0.01 per share of the Company (“Common Stock”), were issued. Of that amount, 2,450,634 were held as treasury shares. Each share of Common Stock, excluding treasury shares, entitles its record holder on the Record Date to one vote on all matters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 4, 2014. Our Proxy Statement and our 2013 Annual Report to Stockholders are available at www.american-vanguard.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2013 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this proxy statement from us because you owned shares of Common Stock of the Company as of the Record Date. This Proxy Statement describes issues on which you are invited to vote and provides you with other important information so that you can make informed decisions.

You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, American Stock Transfer & Trust, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

You are being asked to vote on the election of nine (9) directors, the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for fiscal year 2014, your recommendation on executive compensation, as disclosed in the Proxy, and ratification of the extension of the expiration date of the

AVD ESPP from December 31, 2013 to December 31, 2018. When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint Eric G. Wintemute and Timothy J. Donnelly as your representatives at the Annual Meeting. When we refer to the “named proxies,” we are referring to Mr. Wintemute and Mr. Donnelly. This way, your shares will be voted even if you cannot attend the meeting.

How do I vote my shares?

Record holders may vote in person at the Annual Meeting, or by using either the Internet, the telephone or the Proxy Card.

Persons who beneficially own stock can vote at the Annual Meeting, provided that they obtain a “legal proxy” from the person or entity holding the stock, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its legal rights as a record holder (which, in turn, had been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.

Set forth below are the various means—Internet, telephone and mail—for voting without attending the Annual Meeting.

You may submit your proxy on the Internet. Stockholders of record and most beneficial owners of Common Stock may vote via the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by telephone. Stockholders of record and most beneficial owners of Common Stock may vote by telephone. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your telephone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by mail. Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

All proxy voting procedures, including those by the Internet and by telephone, will include instructions on how to withhold your vote from any or all director nominees.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote irrespective of the method (i.e., Internet, telephone, or mail) in which you originally voted by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, Internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	Submitting a proxy by telephone or on the Internet (which may not be available to some beneficial holders); your latest telephone or Internet proxy will be counted;

•	Signing and delivering a proxy card with a later date; or

•	Voting at the Annual Meeting (if you hold shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the Annual Meeting).

If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660, telephone (949) 260-1200. If your shares are held by a broker, bank or trustee, you may obtain a new voting instruction form by contacting your broker, bank or trustee. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

How many shares must be present to hold the meeting?

Shares of Common Stock will be counted as present at the Annual Meeting, if the stockholder is present and votes in person at the Annual Meeting or has properly submitted and not revoked a proxy. A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum for the Annual Meeting. As noted above, treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Broker non-votes with respect to ratification of BDO as independent registered public accounting firm and abstentions shall count toward establishing a quorum for the Annual Meeting.

How many votes must the director nominees receive to be elected?

Directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting, and the nine nominees who receive the highest number of “FOR” votes will be elected. There is no cumulative voting for the Company’s directors. A properly executed proxy withholding authority to vote for one or more nominees with respect to the election of directors will not be voted for the director(s) for whom authority to vote is withheld. However, the shares will be counted for purposes of determining whether there is a quorum. Withheld votes and broker non-votes, if applicable, will not be taken into account in determining the outcome of the election of directors.

How many votes must be received in order for the other proposals to be ratified?

Approval for all other proposals (the appointment of BDO as independent registered public accounting firm, the advisory vote on executive compensation, and ratification of the extension of the expiration of the ESPP) will require the affirmative vote of a majority of the votes cast at the meeting.

How will my shares be voted, and what are broker non-votes?

All proxies received and not revoked will be voted as directed. If you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if you are not a stockholder of record (in other words, your shares are held by a broker) and you do not provide instructions to the broker on how to vote, then your proxy will be counted (i) as a vote “FOR” the ratification of BDO as independent registered public accounting firm, and (ii) as a “broker non-vote” toward all other measures. A broker non-vote does not count as a vote either for or against a measure; however, because three of the four proposals require a majority vote for passage, it is possible that a measure could fail to pass if there are a large number of broker non-votes. Accordingly, if you want to ensure the passage of a matter, then it is important that you provide voting instructions on that matter.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by either officers or employees, on the one hand, or a proxy solicitation agent that has been retained by the Company, on the other hand, for this purpose. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors for the Annual Meeting. The Nominating & Corporate Governance Committee has established guidelines setting forth certain advance notice procedures relating to the nomination of directors (the “Nomination Procedure”) and no person nominated by a stockholder will be eligible for election as a director, unless nominated in accordance with the provisions of the Nomination Procedure. Under the terms of the Nomination Procedure, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to, or mailed and received at, the principal executive offices of the Company by no later than March 6, 2014. Notwithstanding the provisions of the Nomination Procedure, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in the Nomination Procedure. The Company did not receive any director nominations to be considered for inclusion on the Proxy to be voted on at the Annual Meeting under the Nomination Procedure.

Stockholder Proposals for the Annual Meeting. The Nominating & Corporate Governance Committee has also adopted certain advance notice procedures for properly bringing business, other than director nominations, before a meeting of the stockholders (the “Stockholder Proposal Procedure”)—whether or not to be included in the Company’s proxy materials. Under the terms of the Stockholder Proposal Procedure, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by no later than January 15, 2014. The Company did not receive any stockholder proposals for the Annual Meeting, pursuant to the Stockholder Proposal Procedure. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Procedure, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The Company has no knowledge or notice that any business, other than as set forth in the Notice of Annual Meeting,will be brought before the Annual Meeting. For information related to the application of the Nomination Procedure and the Stockholder Proposal Procedure for the 2015 Annual Meeting, see the discussion in this Proxy Statement under the caption “Proposals for Submission at Next Annual Meeting” and “Stockholder Nomination of Directors”.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. The list of shareholders will be available Monday through Friday from April 18, 2014 through June 4, 2014, between the hours of 9 a.m. and 4 p.m., Pacific Daylight Time, at the offices of the Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the final results in a Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Company’s website, www.american-vanguard.com, Investor Relations, Securities Exchange Commission (“SEC”) Filings, and then choosing the first option, “View American Vanguard SEC Filings”. References to our website in this proxy statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated by reference into this proxy statement. You can find the same Form 8-K by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling the Company at (949) 260-1200, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

The following sets forth the names and certain information with respect to the persons nominated for election as directors, all of whom have had the same principal occupation for more than the past five years, except as otherwise noted. All such nominees have consented to serve and are currently directors. Seven of the nine nominees were elected by the stockholders at the 2013 annual meeting of stockholders.

NOMINEES FOR ELECTION AS DIRECTORS—QUALIFICATIONS & EXPERIENCE

Scott D. Baskin, age 60, was elected as a director with the Company in January 2014. Mr. Baskin has extensive experience as a litigator arising from his 35 year career with the law firm of Irell & Manella, from which he retired at the end of 2013. During his tenure at Irell & Manella, Mr. Baskin concentrated his practice on intellectual property, technology, real estate, business torts and securities actions for a multitude of corporate clients. A frequent lecturer and writer, he has published many articles on intellectual property rights, patent infringement, trial preparation and discovery. He was an assistant instructor at Yale Law School and clerked for Hon. Y.C Choy, United States Court of Appeals for the Ninth Circuit. Mr. Baskin holds a J.D. from Yale Law School and a B.A. in Political Science and History from Stanford University. He has also been selected as a Southern California Super Lawyer by Los Angeles Magazine every year since 2004. Mr. Baskin brings legal acumen and extensive experience in intellectual property matters, which complement the Company’s commitment to innovation in formulations and delivery equipment.

Lawrence S. Clark, age 55, has served as a director since 2006. Mr. Clark served as the Chief Financial Officer (“CFO”) for Legendary Pictures, a motion picture production company that develops, co-produces and co-finances major motion pictures in partnership with Warner Bros. from 2004 until June, 2012. From 2003 – 2004 he provided financial and corporate development consulting services to media and entertainment clients. From 2000 to 2003, Mr. Clark was the CFO of Creative Artists Agency, a leading entertainment talent, literary and marketing agency. From 1997 to 2000, he served as Senior Vice President, Corporate Development for Sony Pictures Entertainment. Mr. Clark was Director—International for The Carlyle Group, a private equity firm, from 1995 to 1997. In 1992, he co-founded Global Film Equity Corp., which provided strategic, business advisory and capital raising services to media companies. From 1989 to 1992, Mr. Clark was Vice President, Corporate Finance at Salomon Brothers, Inc. Prior to that, he was a Corporate Finance Associate at Goldman Sachs & Co. from 1987 to 1989. With over 25 years of financial, investing and operating experience, Mr. Clark brings a financial discipline and analytical approach that make him a valuable asset to the Board.

Debra F. Edwards, age 60, was elected as a director with the Company in 2011. Dr. Edwards is an independent consultant, specializing in global regulatory strategy for pesticides and biocides. She has 30 years of experience specializing in pesticide residue chemistry, human health risk assessment, human health and ecological risk management, registration, re-registration and regulatory policy development. The majority of her career has been spent in leading large scientific and regulatory organizations within the United States Environmental Protection Agency (“USEPA”), culminating in her serving as Director of the Office of Pesticide Programs. Except for a two-year stint in Guatemala as a volunteer in the United States Peace Corp. (1997-1999), Dr. Edwards worked for the USEPA from 1985 until 2010. Dr. Edwards holds a Ph.D. and a Masters Degree in Plant Pathology, has been the recipient of numerous academic and professional honors, including the Presidential Rank Award for Meritorious Service as a Senior Executive of the USEPA, and has published and made presentations in national and international fora on pesticide regulation, food safety and integrated pest management. Given the large number of active ingredients that the Company has registered for use across the globe and the rapidly changing and increasingly challenging regulatory climate, Dr. Edwards continues to be a valuable asset for assisting the board in mapping out strategy for product defense, regulatory compliance both domestically and internationally, and in the evaluation of product line acquisitions. She also has extensive experience in product stewardship and worker safety issues.

Morton D. Erlich, age 69, was elected as a director with the Company in October 2013. Mr. Erlich has extensive experience in accounting and auditing, arising from his 34 year career with KPMG LLP and being licensed as a CPA (currently inactive) since 1974. During his tenure at KPMG, he served as Audit Engagement Partner for numerous public and private companies in a wide range of industries and also served as Managing Partner of the firm’s Woodland Hills office. In addition to his audit and accounting work he also developed expertise in merger, acquisition and due diligence projects, as well as SEC compliance and employee benefit plan audits. Since 2004, Mr. Erlich has provided financial and managerial consulting services to a number of middle-market companies and professional service firms. Since 2006, he has been a member of the Board of Directors of Skechers USA, Inc. a prominent global footwear company where he has served as Lead Independent Director and Chairman of both the Audit Committee and the Nominating and Governance Committee and as a member of the Compensation Committee.

Alfred F. Ingulli, age 72, has served as a director since 2010. Mr. Ingulli served as Executive Vice President of Crompton Corporation (later Chemtura Corporation), a $3 billion specialty chemical company from 1989 through 2004, in which capacity he was responsible for the company’s global agricultural chemical business. In addition, he also served as a member of Crompton Corporation’s executive committee. Mr. Ingulli currently serves on the board of directors of PBI/Gordon, Inc., a marketer of specialty chemicals in turf and ornamental, lawn and garden and animal health markets and serves as a member of the compensation and audit committees of that board. Further, from 1996—2004, he served on the board of directors of Gustafson LLC, a manufacturer of seed treatment products and application equipment, and was chairman of that board from 2002—2004. From 1990—2004, Mr. Ingulli also served as a board member, and from 2002—2004 as Chairman, of CropLife America, a nationwide not-for-profit trade organization representing member companies that produce, sell, and distribute most of the active compounds used in crop protection products registered for use in the United States. Mr. Ingulli brings to the AVD board an in-depth knowledge of our industry and income statement optimization. With his background, he can act as an advisor on implementing processes and resource allocation to improve profitability and efficiencies within the organization.

John L. Killmer, age 64, has served as a director since December 2008. Mr. Killmer was responsible for Global Marketing, Product and Supply Chain Management for Arysta LifeSciences Corporation (“Arysta”), a large privately held crop protection and life science company, from November 2004 through June 2008. At Arysta, Mr. Killmer had global responsibility for marketing and product management and, in addition, was responsible for global supply chain management. From 1980 to November 2004 he served in various capacities with Monsanto Company (“Monsanto”) including three years as President of Monsanto, Greater China from 2001 to 2003. Mr. Killmer possesses a combination of considerable technical expertise and business acumen. A trained scientist, Mr. Killmer began his professional career focusing on technology and ascended the corporate ladder with increasing profit responsibility. He served as pro-tem Director of Technology for the Company from March 2009 through December, 2010, during which time he has evaluated the Company’s technology infrastructure and added multiple resources (both people and equipment) to help enhance the Company’s domestic manufacturing and process and formulation technology.

Carl R. Soderlind, age 80, has served as a director since June 2000. Mr. Soderlind served as Chairman and CEO of Golden Bear Oil Specialties, a producer of niche specialty oil and chemical products used in a variety of industrial applications from 1997 to 2001. From 1961 to 1996 he served in various capacities of Witco Corporation, including as Senior Executive Vice President and member of the Management Committee. Mr. Soderlind has extensive experience in running businesses in both specialty oil and chemical products. Mr. Soderlind’s many years working in investor relations have given him an in-depth knowledge of the public markets and a keen awareness of investors’ expectations. During his professional career, Mr. Soderlind specialized in growing businesses through well-timed acquisitions of product lines and companies. With his experience in running businesses within the chemical sector, investor relations, and mergers and acquisitions work, Mr. Soderlind brings sound judgment to the Board.

Eric G. Wintemute, age 58, has served as a director since June 1994. Mr. Wintemute served as President and CEO from July 1994 until June 2011, and Chairman and CEO since June 2011. He was appointed Executive

Vice President and COO of the Company in January 1994. Mr. Wintemute has been at the helm of the Company during its years of greatest growth. With 20 years experience on this Board, 35 years experience at the Company (20 years as CEO) and membership in leading crop protection trade groups (previously, as Chairman of CropLife America), Mr. Wintemute brings a broad industry perspective to the Board. His interaction with the heads of our peers, suppliers and customers; legislators; and enforcement authorities has enabled him to identify economic, technological and political trends affecting the Company. This is an invaluable resource to the Board, particularly when evaluating future business plans and providing strategic direction to the Company.

M. Esmail Zirakparvar, age 64, has served as a director since June 2010. Mr. Zirakparvar served in executive positions at Bayer CropScience AG. From 2002—2004 he served as COO and member of the Bayer CropScience AG’s Board of Management in Germany and from 2004—2006 as Head of Region of Americas, President & CEO of Bayer CropScience LP—USA and Member of the Bayer CropScience AG Executive Committee. Prior to that, he served in various executive positions at Rhone-Poulenc Agrochemie and Aventis CropScience from 1986—2001, ultimately as Head of Portfolio Management and member of the Global Executive Committee in Lyon, France for these companies. In addition to his hands-on experience in product development, regulatory matters, project management, and management of agricultural chemical businesses, Mr. Zirakparvar has helped to oversee the integration, management and direction of one of the largest global agricultural chemical companies. With his background, he gives the board a world-class sense of perspective and strategic direction and is an invaluable asset for helping to guide the Company down a path of growth and prosperity in the future.

DEPARTING DIRECTORS—QUALIFICATIONS & EXPERIENCE

Irving J. Thau, who served as a director from September 2003 and as lead director beginning in June 2011, passed away in July 2013. Mr. Thau held various positions with Ernst & Young LLP from 1962 to 1995, where his primary responsibilities were directing and providing accounting, auditing, and business advisory services to publicly held and privately owned organizations. He was admitted to partnership in 1974, and served as Ernst & Young’s West Region Director of Financial Advisory Services. In 1995, Mr. Thau founded Thau and Associates, Inc., a financial consulting company of which he served as President. Further, his financial acumen and depth of experience in audit work served the Board as a valuable resource for financial planning and financial reporting. He gave the Company direction in designing its accounting processes and provided valuable advice on complex accounting issues. His passing was a great loss to the Company.

BOARD DIVERSITY AND LEADERSHIP

In evaluating persons for potential service on the Board, we seek, above all, the most qualified candidates. At a minimum, viable candidates must have ample professional experience and business acumen befitting a director of a public company. In addition, we believe that a fully functioning board should include members having functionally diverse backgrounds, including, for example, industry-specific experience, international experience, profit responsibility in a public company, accounting and audit expertise, corporate governance expertise, scientific and technological credentials, manufacturing experience and mergers and acquisitions experience. Other considerations, such as gender, race and age, are of secondary importance. While the Nominating and Governance Committee does not have an express policy with respect to diversity in identifying or selecting nominees for the Company’s Board, in evaluating nominees, the Committee does assesses the background of each candidate in a number of different ways, including how the individual’s qualifications complement, strengthen and enhance those of existing Board members as well as the future needs of the Board. During the Board’s annual self-evaluation, and at other times during the year, the Directors assess the Board’s performance and ways in which such performance can be improved. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The Board of Directors does not have a policy on whether or not the role of the Chairman of the Board and the CEO should be separate or, if it is to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. However, the Board believes that, to the extent that these roles are held by the same person, it is important that a non-management director be appointed to the position of lead director. At present, Mr. Wintemute serves as both Chairman and CEO, while Mr. Killmer, a non-management director, serves in the role of lead director. We continue to maintain that Board leadership should be defined according to the stockholders’ best interests as measured against current circumstances. Further, we believe that the factor of paramount importance is not whether the roles of Chairman and CEO need to be held by two people; rather, it is most important to ensure that non-management directors maintain a sufficient level of leadership and objectivity. We further believe that we have accomplished this through the appointment of a lead director.

RISK OVERSIGHT

The Company’s Board of Directors has formally assumed responsibility for risk oversight. In 2011, working with enterprise risk management consultants at Lockton, Inc. (the Company’s primary insurance broker), senior management conducted an in-depth risk analysis as a first step toward implementing an enterprise risk management program at the Company. As that analysis was proceeding, the Board formed a Risk Committee, which now consists of John L.Killmer (as chairman), M. Esmail Zirakparvar, and Debra F. Edwards to take on primary responsibility for risk oversight. The Risk Committee meets regularly (at least four times per year) and coordinates primarily with the Risk Manager (Timothy J. Donnelly) and the CEO of the Company. Senior management has also appointed a team of managers to serve as an executive risk committee, with responsibility to conduct analysis of risks, to identify mitigation measures and to implement those measures. The Company has identified several material risks facing the Company and has identified risk owners responsible for marshalling the resources and leading a team to address those risks. These risks are updated from time to time and presently include: i) adverse regulatory climate; ii) ensuring a continuous supply chain; iii) succession planning/bench strength; iv) maintaining competitiveness of product offerings; v) vulnerability to environmental event; vi) undervaluation by the market; and vii) sustainable growth through licensing, acquisitions and current product lines. Each of these risks is incorporated into the risk-owner’s annual performance goals, upon which, in part, job performance and incentive compensation are based. In addition, these risks have been incorporated into the Company’s 2020 Strategic Business Plan. Executives serving as risk owners periodically report their progress through the Risk Manager to the Risk Committee. See, also, “Employee Compensation and Enterprise Risk” on page 14 of this proxy for a discussion on risk and compensation.

CORPORATE GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of the Company’s core values, supporting the Company’s growth mission. The Company is committed to having sound corporate governance principles and practices. Please visit the Company’s website at www.american-vanguard.com for the Company’s current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Finance Committee Charter, the Code of Ethics and Conduct and the Employee Complaint Procedures for Accounting and Auditing Matters, and Corporate Governance Guidelines, all of which are available in print to any stockholder upon request.

THE INDEPENDENCE OF DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

The Board currently consists of nine members. The Board has determined that Scott D. Baskin, Lawrence S. Clark, Debra F. Edwards, Morton D. Erlich, Alfred F. Ingulli, John L. Killmer, Carl R. Soderlind, and M. Esmail Zirakparvar, who constitute a majority of the Board, are “independent” in accordance with the applicable rules and listing standards currently prescribed by the New York Stock Exchange for general service on the Board. The Board’s determination concerning independence was based on information provided by the Company’s directors and discussions among the Company’s directors. The Board will re-examine the independence of each of its members at least once per year and more frequently during the year, if there is any change in a member’s material relationship with the Company that would interfere with the member’s exercise of independent judgment.

MEETINGS OF THE BOARD

The Board met nine times during the year ended December 31, 2013. All directors attended at least 75% of the aggregate of the number of meetings of the Board and the total number of meetings held by all committees of the Board for which they served. The non-management directors of the Company meet at regularly scheduled executive sessions without any member of the Company’s management present. The individual who presides at these executive sessions is the lead director, John L. Killmer. Interested parties who wish to communicate with the lead director or with non-management directors may do so by email to directors@amvac-chemical.com.

The Board does not mandate that its members attend the Annual Meeting of Stockholders. All directors did attend the 2013 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is currently composed of Messrs. Morton D. Erlich (Chairperson), Scott D. Baskin, Lawrence S. Clark and Alfred F. Ingulli who are all non-employee directors and are financially literate. The Board has determined that all members of the Audit Committee are independent directors under the applicable rules and regulations currently prescribed by the SEC and the applicable rules and listing standards currently prescribed by the New York Stock Exchange, and that each of Morton D. Erlich and Lawrence S. Clark are “audit committee financial experts” within the meaning of applicable SEC rules and regulations. The Audit Committee held four meetings during the year ended December 31, 2013.

The responsibilities of the Audit Committee are set forth in the current Audit Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Employing the independent registered public accounting firm to audit the Company’s consolidated financial statements.

•	Pre-approving all services performed by the independent registered public accounting firm.

•	Providing oversight on the external reporting process and the adequacy of the Company’s internal controls.

•	Reviewing the scope of the audit activities of the independent registered public accounting firm and appraising audit efforts.

•

Reviewing services provided by the independent registered public accounting firm and other disclosed relationships, as they bear on the independence of the independent registered public accounting firm.

•	Establishing procedures for the receipt, retention and resolution of complaints, if any, regarding accounting, internal controls or auditing matters.

Please also see the Audit Committee Report contained in this Proxy Statement.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Lawrence S. Clark (Chairperson), Carl R. Soderlind and Alfred F. Ingulli. The Board has determined that all members of the Compensation Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. The Board has also determined that each of the members of the Compensation Committee, who will administer the Company’s compensation plan(s), are “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held eight meetings during the year ended December 31, 2013.

The responsibilities of the Compensation Committee are set forth in the current Compensation Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Establishing executive compensation policy consistent with corporate objectives and stockholder interest.

•	Overseeing the process for evaluating CEO performance against Board-approved goals and objectives and recommending to the Board compensation for the CEO.

•	Administering grants under the Company’s compensation plan(s).

•	Evaluating the independence of compensation professionals.

Please also see the Compensation Committee Report contained in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Messrs. M. Esmail Zirakparvar (Chairperson), Scott D. Baskin, Morton D. Erlich, and Carl R. Soderlind. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. The Nominating and Corporate Governance Committee held four meetings during the year ended December 31, 2013.

The responsibilities of the Nominating and Corporate Governance Committee are set forth in the current Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Recommending to the Board nominees for election to the Board of Directors.

•	Reviewing principles, policies and procedures affecting directors and the Board’s operation and effectiveness.

•	Overseeing evaluation of the Board and its effectiveness.

Finance Committee

The Finance Committee is currently composed of Alfred F. Ingulli (Chairperson), Lawrence S. Clark, Debra F. Edwards, John L. Killmer, and M. Esmail Zirakparvar. The Finance Committee held nine meetings during the year ended December 31, 2013.

The responsibilities of the Finance Committee are set forth in the current Finance Committee Charter, which is available on the Company’s website (www.american-vanguard.com) and involves working with senior management of the Company to evaluate, investigate and recommend changes in the area of corporate finance including, among other things:

•	The incurrence or refinancing of indebtedness.

•	The issuance or amendment of the Company’s equity securities.

•	Acquisitions and restructuring activity.

•	Short-term and long-term financing plans.

Risk Committee

The Risk Committee is currently composed of John L. Killmer (Chairperson), Debra F. Edwards and M. Esmail Zirakparvar. The Risk Committee held four meetings during the year ended December 31, 2013. Typically, all members of the Board attend Risk Committee meetings. The primary responsibility of the Risk Committee is to oversee risk management at the Company and to ensure that the Company continuously monitors material risks, identifies mitigation measures for those risks, and takes commercially practicable measures to minimize those risks to the fullest extent possible. The committee works with the Company’s Risk Manager and senior management to conduct (or cause to be conducted) periodic assessments of the Company’s risk profile and to ensure (i) that adequate resources are made available to address and mitigate risks, where possible, (ii) that risk owners are identified and made accountable for addressing these risks, and (iii) that the practice of monitoring and addressing these risks remains a part of the Company’s culture.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and, with management, to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent registered public accounting firm.

We have reviewed and discussed, with senior management, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees (“AS 16”), issued by the Public Company Accounting Oversight Board. AS 16 requires our independent registered public accounting firm to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from BDO USA, LLP, a letter of independence providing the disclosures required by Rule 3526, Communication with Audit Committee Concerning Independence with respect to any relationships between BDO USA, LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. BDO USA, LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent registered public accounting firm. In addition, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent registered public accounting firm, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE

Morton D. Erlich, Chair

Scott D. Baskin

Lawrence S. Clark

Alfred F. Ingulli

April 23, 2014

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of December 31, 2013, by persons who are beneficial owners of 5% or more of the outstanding Common Stock is set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (*)	Percent of Class
T. Rowe Price Associates, Inc.	2,454,302	8.5%
100 E. Pratt Street Baltimore, MD 21202

Herbert A. Kraft	2,093,543	7.3%
4695 MacArthur Court Newport Beach, CA 92660

Blackrock, Inc.	2,381,358	8.3%
40 East 52nd Street New York, NY 10022

The Vanguard Group	1,603,077	5.6%
100 Vanguard Blvd. Malvern, PA 19355

(*)	Based on information reported to the SEC by, or on behalf of, such beneficial owner.

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock, as of March 5, 2014, by persons who are directors and nominees for directors, the executive officers of the Company named in the Summary Compensation Table, and by all directors and officers as a group is set forth below. Unless otherwise indicated the Company believes that each of the persons set forth below has the sole power to vote and to dispose of the shares listed opposite his name.

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Chairman & CEO	Eric G. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	1,335,321	(1)	4.7%
Director	Carl R. Soderlind 4695 MacArthur Court Newport Beach, CA 92660	63,343		(3)
Director	Lawrence S. Clark 4695 MacArthur Court Newport Beach, CA 92660	24,142	(2)	(3)
Director	John L. Killmer 4695 MacArthur Court Newport Beach, CA 92660	21,834		(3)
Director	Alfred F. Ingulli 4695 MacArthur Court Newport Beach, CA 92660	13,586		(3)
Director	M. Esmail Zirakparvar 4695 MacArthur Court Newport Beach, CA 92660	14,409		(3)
Director	Debra F. Edwards 4695 MacArthur Court Newport Beach, CA 92660	8,100		(3)
Director	Morton D. Erlich 4695 MacArthur Court Newport Beach, CA 92660	1,222	(4)	(3)
Director	Scott D. Baskin 4695 MacArthur Court Newport Beach, CA 92660	868		(3)
Senior Vice President (AMVAC Chemical Corporation)	Glen D. Johnson 4695 MacArthur Court Newport Beach, CA 92660	59,236		(3)
Chief Administrative Officer (“CAO”)	Timothy J. Donnelly 4695 MacArthur Court Newport Beach, CA 92660	54,735		(3)
CFO	David T. Johnson 4695 MacArthur Court Newport Beach, CA 92660	56,780		(3)
Vice President (AMVAC Chemical Corporation)	James R. Lehman 4695 MacArthur Court Newport Beach, CA 92660	49,682		(3)
Directors and Officers as a Group		1,703,258		5.9%

(1)	Mr. Wintemute shares voting and investment power with his former spouse with respect to certain shares, including 139,336 shares of Common Stock owned by Mr. Wintemute’s two adult children for whom Mr. Wintemute and his former spouse are trustees and for whom he disclaims beneficial ownership.
(2)	This figure includes 536 shares of Common Stock owned by Mr. Clark’s children for whom Mr. Clark and his spouse are trustees or custodians and for which he disclaims beneficial ownership.
(3)	Under 1% of class.
(4)	Represents shares held by the Erlich Family Trust, in which Mr. Erlich is a trustee and beneficiary, and over which Mr. Erlich shares voting power with his spouse.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on the Company’s review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, except as described below, the Company believes that during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial stockholders were complied with.

EMPLOYEE COMPENSATION AND ENTERPRISE RISK

The Company has concluded that its compensation policies and practices do not give rise to any risk that is reasonably likely to have a material adverse effect upon it. In reaching its conclusion, the Company has found, among other things, that all business units have a similar compensation structure and that no business unit bears a disproportionate share of the overall risk profile, profits or revenues. To the extent that a function carries a unique risk, we have attempted to mitigate that risk with one or more countervailing risk mitigation objectives. For example, in manufacturing and technology, the objective of implementing processes for new chemistries is offset by the paramount objective of safety in the workplace and surrounding communities. In sales and marketing, the objective of achieving top line sales is offset by goals for maintaining profit margins. Similarly, the risk of spending excessive amounts in acquiring a product line or new technology is offset by objectives to realize certain minimum returns on investment. Risk is further mitigated by the use of long-term incentives which encourage prudent, long-term decision making. Finally, compensation for the entire workforce is subject to achievement of company-wide financial objectives.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our executive compensation program has three primary objectives: to align management’s interest with the long-term interests of shareholders; to provide compensation on the basis of performance that supports key financial and strategic business outcomes; and to attract, motivate and retain top talent to lead our business. On the one hand, it has become popular among many public companies and their consultants to tie compensation awards to purely objective criteria with award calculations determined by the application of pre-set formulas. This approach makes for greater predictability of compensation outcomes and transparency; however, it can also result in unintended results when, for example, factors important to a company’s performance are not foreseen at the time the performance criteria were set. On the other hand, “institutional investors are beginning to migrate from simple, standardized. . . metrics . . . to a more nuanced dialogue with managers and board members regarding pay.”1 A nuanced approach gives management flexibility to manage its own team, taking into account multiple factors; however, without some measure of objectivity, this approach can lead to unpredictable and, at worst, inexplicable results At the Company, we have attempted to strike a balance between these two approaches. On the one hand, we stress goal-setting (both short and long term) based on objective measures, benchmarking against peer companies, and tying a portion of equity to performance metrics. On the other hand, we also believe in having frequent dialogue on performance and in considering many factors—from companywide metrics to responsiveness and showing initiative—in awarding compensation. And where there is discretion, for instance, in determining cash incentive compensation, we impose limits. For example, while we have long limited the bonus pool to a fixed percentage of pre-tax net income, in 2014 the Company adopted caps on individual bonuses as well as a clawback provision for incentive compensation that is paid to an executive who has engaged in material fraud or misconduct in a period for which there has been a restatement.

Our first objective—to align management’s interests with the long-term interests of shareholders—is accomplished by ensuring that our executives are shareholders. We do this through the regular award of equity, whether restricted stock, options or performance-based shares, and the adoption of an executive shareholding policy. Our second objective—to provide compensation on the basis of performance that supports the key financial and strategic business outcomes—means that we want our executives to seek optimal results in both the short and long term. We are leery of setting up a compensation scheme that will give senior managers an incentive to maximize short term returns at the expense of long term viability, or vice versa. Our third objective—to attract, motivate and retain top talent to lead our business—should be a fundamental element of compensation at any company that is committed to success. In order to ensure that we meet this objective, the Company regularly benchmarks its compensation practices with similarly-situated companies and seeks to maintain competitive compensation and, as discussed more fully below, excellent benefits.

What We Reward

We expect our executives to operate at a high level and to be involved in setting and executing our business plan. Our executives are directly involved in defining the Company’s strategy (its roadmap to success), its budget (the short term business plan), and the short term objectives for achieving strategic goals within the budget (our “SMART” goals, which are Specific, Measurable, Achievable, Realistic and Time-Based). We hold the executives accountable for their individual goals, which drive overall company performance, but we also expect them to respond to fast-changing market conditions, to solve unforeseen problems and to show initiative and creativity.

Compensation Program Best Practices

The Committee continues to implement and maintain leading practices in our executive compensation program and related areas. Our current compensation program includes features that we believe drive

[1]	Mark Gressle and Jeff McCutcheon in “Are You Paying for Performance or Paying for Results?” (Corporate Board Member, An NYSE Euronext Publication, First Quarter 2014, Volume 17, Number 1).

performance and excludes features we do not believe serve our shareholders’ long-term interests. The table below highlights the “Sound Practices” features our compensation program includes and “Poor Pay Practices” which are excluded.

Included Features (“Sound Practices”)	Excluded Features (“Poor Practices”)

✓    Performance-based Equity—A significant portion of equity awards made to executives vest based upon the achievement of either internal metrics (net sales, net income) or total shareholder return.

✓    Caps on Individual Bonuses—Starting in 2014, our executives’ incentive compensation will be capped at 1.6 times salary for the CEO and 1 times salary for non-CEO officers.

✓    Clawback Policy—Our executives are subject to having incentive compensation recouped by the Company in the event of material fraud or misconduct resulting in a restatement of financial statements.

✓    Stock Ownership Guidelines—We have adopted share ownership requirements for our executive officers requiring our CEO to own shares equal in value to four times his base salary and, for other named executive officers (“NEOs”), two times their base salary.

✓    No Hedging Policy—Our executive officers are prohibited from certain hedging activities and holding Company securities in margin accounts.

✓    Consultant Independence—The Committee retains an independent compensation consultant. Our consultant is evaluated for independence to ensure objectivity.

✓    Risk Management—Our executive officers’ compensation program has been designed and is reviewed to ensure that it does not encourage inappropriate risk-taking.

✓    “Double Trigger” severance—Our change in control agreements require both a change in control and termination during a two year period before benefits accrue.

✓    Stock Incentive Plan 162(m) Compliant—The Company’s stock incentive plan has been amended to comply with IRC Code 162(m) to ensure payroll deductibility for performance awards made thereunder.

✓ No excise tax gross-ups. ✓ No “single trigger” severance payments. ✓ No guaranteed base salary increases, minimum bonuses or equity awards.

Consideration of “Say on Pay” Advisory Vote for Past Three Years

At each of the last three Annual Meetings of Stockholders, we have held an advisory stockholder vote on executive compensation. For the years 2011, 2012 and 2013, approximately 98%, 98% and 96%, respectively, of the shares that voted approved our executive compensation described in the subject proxy statement. The Compensation Committee and the Company viewed these results as a strong indication that the Company’s stockholders support the compensation policies and practices of the Company over this period

Changes to Compensation Programs in 2013—2014

Notwithstanding the shareholders’ overwhelming support of our compensation practices over the past three annual meetings, since that time we have implemented four additional changes that align compensation more fully with performance. These programs include the award of performance shares, the adoption of a clawback policy, a cap on individual incentive payments and enhanced diligence to ensure independence of the Compensation Committee’s compensation consultant.

A. Performance Shares

In 2013, the Company began the practice of awarding performance-based shares to its NEOs. As you will note from the table entitled “Grant of Plan Based Awards” (please see page 26 hereof), executive officers were awarded a combination of both time-based restricted stock (having a three-year, cliff-vesting period) and performance shares based upon either internal targets for net sales and net income or total shareholder return. Performance shares represented approximately 25% of the total equity award for executives in 2013, and the Company will be increasing that to 50% in future grants. We believe that time-based shares provide executives with an incentive to remain with the Company, while performance shares will serve to motivate senior management to achieve targeted financial performance, which, in turn, should translate into shareholder value.

B. Clawback Policy

In March 2014, the Board of Directors adopted a clawback policy that provides, “subject to the restrictions of applicable law, in the event of material fraud or misconduct leading to a restatement of the Company’s financial statements, the incentive compensation of executives found to be complicit in such material fraud or misconduct may be recouped in whole or in part by the Board of Directors after a hearing on the matter; provided, however, that if the subject executive does not agree with the outcome of such hearing, prior to instituting litigation, the parties shall promptly refer the matter to mediation.” We believe that, this policy serves multiple purposes. First, it sends a strong message to senior management that the Company is committed to the highest standards of legal compliance and accounting discipline. Second, by placing paid compensation at risk, it serves as additional incentive to senior management to live up to the Company’s stated commitment. And third, the policy should help contribute to shareholders’ peace of mind that the Company is doing all that it can to ensure accuracy and completeness in its financial reporting.

C. Cap on Individual Bonuses

Also in March 2014, the Compensation Committee adopted a policy of placing individual limits on each executive’s incentive compensation. Specifically, the CEO will be limited to 1.6 times his annual salary, while the other NEOs will be limited to 1 times his or her annual salary. While the Company has historically awarded incentive compensation at levels well below these maximum limits, the Compensation Committee has nevertheless put these caps in place for two reasons. First, they eliminate the possibility that any one individual will receive an excessive share of the bonus pool. Second, they are consistent with the Company’s approach of permitting discretion within limits.

D. Policy on Independence of Compensation Consultant

In 2013 the Board of Directors amended the Compensation Committee charter to empower that committee to evaluate the independence of its compensation consultants as per NYSE Listing Standard 303A.05(c)(iv). In keeping with that charter amendment, we have evaluated the committee’s current compensation consultant, Exequity LLP, and have determined that that there is no conflict of interest with that firm and that with respect to the six factors set forth in the listing rules, Exequity is independent as indicated by the following:

Independence Factor	Consultant Compliance

✓    Provision of other services to the Company by the person that employs the consultant.

✓    Amount of fees received from the Company as a percentage of consultant’s total revenues.

✓    Policies and procedures of committee are designed to prevent conflicts of interest.

✓    Any business or personal relationship with a member of the Compensation Committee.

✓    Any stock of the Company owned by consultant.

✓    Any business or personal relationship with an executive officer of the Company.

✓    Consultant does not provide other services to the Company.

✓    Fees received by consultant during FY 2013 are less than 1% of the firm’s revenues for the period.

✓    Consultant has implemented principles to ensure independence:

✓    Does not provide unrelated services.

✓    Does not maintain a proprietary database.

✓    Does not trade in the stock of its clients.

✓    There is no such relationship.

✓    Consultant owns no shares of the Company.

✓    There is no such relationship.

We believe that, by ensuring the independence and objectivity of our compensation consultant, we provide an additional assurance that that consultant will not be influenced by motives, such as personal gain or profitability, that have no place in advising the Compensation Committee and recommending a fair and transparent plan of compensation for Company executives.

The following sections further explain our rationale for our compensation practices in the recent.

Elements of 2013 Compensation

Our key executives receive cash in the form of a salary and an annual incentive bonus. In addition, they also receive paid vacation, subsidized insurance (medical, dental, vision and life), and an automobile allowance. Further, they are eligible to participate in voluntary benefit programs, including a 401K retirement savings plan and an Employee Stock Purchase Plan. Finally, executives receive equity awards in the form of stock options, restricted stock and/or performance-based shares.

Salaries—Salaries are the least at-risk element of executive compensation. On average, base salary constituted about 67% of total cash compensation for NEOs in 2013. Salaries are reviewed annually and are subject to an annual increase, based upon the employee’s performance and, except in cases of exceptional performance, are consistent with industry practices. 2013 salaries for NEOs rose, on average, by about 2.8% over those of 2012. It should be understood, however, that the salary increase is not considered to be a form of entitlement and, if circumstances warrant (e.g., deficient performance) would be reduced or withheld altogether. In setting and adjusting salaries, the Company benchmarks wages for similar positions among peer companies. Details of the Company’s most recent benchmarking study appear in “Benchmarking and the Compensation Consultant” section below. The Company has historically raised salaries in excess of a modest adjustment when an executive takes on additional responsibilities; for example, in 2011, the CAO’s salary was increased by 11% over the prior year in light of a promotion and increased responsibilities. Similarly, the Company will reduce an executive’s salary in the case of a demotion or a reduction in responsibilities. Further, where company-wide performance falls far short of the budget, the Company has reduced all executives’ salaries; this happened following a downturn in 2009. The table below indicates salaries for NEOs in the years 2012 and 2013 as approved by the Compensation Committee after assessment of the Company’s performance, individual performance and market assessment of pay.

Name of Officer	2013 Base Salary	2012 Base Salary	Year over Year Change
Eric G. Wintemute—CEO	$592,000	$577,000	2.6%
David T. Johnson—CFO	$306,500	$297,800	2.9%
Glen D. Johnson—SVP, Bus. Dev’t	$311,500	$303,000	2.8%
Timothy J. Donnelly—CAO	$277,600	$270,000	2.8%
James R. Lehman—VP Sales	$291,000	$282,500	3.0%

Incentive Compensation—In addition to a salary, executives are eligible to receive incentive compensation annually in the form of a cash bonus. Unlike the salary, the cash bonus is “at risk” and varies from year to year depending upon many factors. The main reason for this element of compensation (which is typically paid in March of the subsequent year) is to reward the executive for Company performance and the executives’s individual contributions during the immediately prior year. As a general rule, the Company reserves ten percent of its pre-tax net income over the course of each fiscal year to serve as the pool from which incentive compensation may be paid. From that pool, bonuses are paid to the entire employee population. Over the past five fiscal years, the percentage of the bonus pool allocated to the NEOs has averaged 24%. At year end, the Committee evaluates company performance (including net sales, net income, indebtedness, and working capital measures). If these measures fall short of the Company’s budget, then the Committee will reduce the pool at its discretion. In 2009, for example, the Company under performed targeted goals, and the Committee withheld incentive bonuses for the named executives.

After determining whether any of the pool will be distributed, the Committee works with the CEO, who recommends an allocation of bonuses among individuals based upon their performance. The Committee then exercises its own discretion in setting an allocation for the CEO and considers the CEO’s recommended awards for others; in so doing, the Committee takes into account the executive’s achievement of his or her SMART goals as well as other contributions to the overall company performance. For the 2014 Incentive Compensation program, the Committee has formally adopted a policy of placing a cap on individual incentive awards for executive officers, limiting the CEO to 1.6 times salary and other NEOs to 1 times salary. While the Committee had not historically placed a cap on an individual’s cash incentive compensation as a multiple of salary, it is useful to note that over the past five years—which period includes periods of record-setting top- and bottom-line financial performance—no executive has received a bonus in excess of his base salary. Thus, it is reasonable to characterize the Compensation Committee’s practice in this area as conservative.

In 2013, incentive compensation for the NEOs was, on average, 33% below that of 2012, and total cash compensation (base salary plus incentive bonus) was, on average 13% below that of 2012. These decreases are consistent with mixed companywide performance (specifically, net sales rose by about 4%, net income declined about 7% and shareholder’s equity rose about 14% year-over-year). Further, with respect to the NEOs, many of the 2013 SMARTgoals were achieved, while others were not. The CEO succeeded in implementing a strategic plan, establishing a venture (Envance) with Tyratech for the sale of natural oil-based products, expanding market penetration of soil insecticides and building a world-class regulatory department, but did not meet or exceed budgeted net sales and net income targets nor achieve label expansion of bedbug products. The CFO met his 2013 goals to submit the 10-K within 60 days and to amend the senior credit facility, but did not implement a new CRM system. The SVP of Business Development successfully led the implementation of the strategic plan, integrated marketing with the business development function and identified targets for acquisition, but bids meeting the Company’s investment hurdles were not accepted in 2013. The CAO helped to complete the restructuring of international sales, recovered data compensation in one of two matters, improved FCPA compliance, but did not complete implementation of a company-wide performance evaluation tool or formalization of a communication plan. Finally, the VP of Sales achieved gross margin goals, chaired the risk team on maintaining a competitive position and improved sales of corn products, but did not meet overall budget goals for sales.

Select individual performance goals (SMART goals) for NEOs during 2014 are indicated below. These will be the measures against which the subject NEOs will be adjudged, in part, in determining their compensation.

•

CEO—meet or exceed budgeted net sales and net income; prepare a CEO succession plan for approval by the Board of Directors; achieve a certain targeted inventory level; support the expansion of our proprietary delivery systems; take certain new products to market during the year.

•

CFO—meet or exceed budgeted net sales and net income; target improved overall corporate tax rate; achieve a certain targeted inventory level; maintain a strong internal control environment as related to financial reporting.

•

SVP—Business Development & Marketing – acquire one or more product lines or license agreements during 2014; lead the Company’s marketing organization to achieve budget gross margin performance; support an update to the strategic 2020 plan.

•

CAO, General Counsel, Secretary—support the acquisition of one or more product lines or license agreements; publish an internal and external communication plan; support the compensation committee of the board in developing a Senior Executive long term compensation plan; deliver a CEO succession plan and direct reports to the board for consideration; reduce external expenses in maintaining IP portfolio and successfully collect compensation on two data compensation matters.

•	VP—Sales—achieve 2014 budgeted sales; achieve overall budget gross margin for the Company; chair the competition risk committee of the board.

The Company believes that these goals are reasonable and achievable.

Equity—The Company regularly awards equity to its key executives. We believe that in providing equity to senior executives and requiring that a minimum number of shares be accumulated by such executives over time the interests of our executives will be more fully aligned with those of our shareholders. The Company has adopted a policy to prohibit short sales or hedging transactions by executives and members of the Board of Directors. Through these awards and these policies, the Company believes that executives will take a longer view of the Company and will seek to enhance shareholder value several years into the future. Equity awards also serve as a means of encouraging excellent future performance and of retaining key employees over the long term. In addition, it is highly prevalent among peer companies to award equity to executives annually. It would be difficult to attract, motivate, and retain executives without offering them a share in the Company’s long term prospects. Historically at the Company, equity awards have taken the form of either incentive stock options or time-based restricted stock (typically having a three year, cliff-vesting schedule with forfeiture for failing to remain continuously employed through the vesting date). In 2013, the Board authorized the long-term award of performance-based shares (the details of which are more fully described above in the section entitled “Changes to Compensation in 2013”). Further, at the 2013 annual meeting, stockholders approved a ballot initiative to amend the Company’s Stock Incentive Plan (“SIP”) to ensure compliance with Internal Revenue Code Section 162(m)—specifically to facilitate the award of performance shares. Section 162(m) relates to payroll tax deductibility for individual compensation that exceeds $1 million per annum.

In determining the amount and combination of equity awards, the Board of Directors considers the recommendation of the Compensation Committee and its independent compensation consultant, which benchmarks the form and amount of equity awarded by the Company’s peers. The Board also considers the cost of expensing any such awards, the amount of dilution to other shareholders and the performance of individual recipients. Because these awards (both time-vested awards and performance shares) typically vest over a three year period, they serve to enhance retention of high-performing executives. As for the timing of equity awards, the Company has typically made awards in either the first or second quarter of each year and favors the first quarter, as it is better able to take into account equity as a portion of total compensation at the time of making incentive compensation awards.

As indicated in the Summary Compensation Table and the equity table on the same page, equity grants made to NEOs in March and June of 2013 having a total value of $2.14 million. This represented an 18%

increase in value over equity awards made in 2012. This increase is consistent with the senior executive team having contributed to record high net sales and net income during fiscal year 2012. It should also be noted that 25% of the 2013 equity awards took the form of performance-based shares and 75% are time-based, cliff vesting, while 100% of the equity awards made in 2012 were time-based, cliff vesting. The Company expects that in 2014 50% of the equity awarded to NEOs will take the form of performance shares. By awarding a combination of time-vested and performance shares, the Company encourages retention, aligns the recipients’ interests with those of shareholders and gives the executive team further incentive to meet internal financial targets and external share value targets.

Other Benefits—The Company offers a comprehensive suite of other benefits to its executives. We offer comprehensive group health (medical, dental and vision) and life insurance to all of our employees, including key executive officers. Our medical plan takes the form of PPO programs which are largely self-funded. However, the Company limits its claims exposure by maintaining stop loss coverage, on both individual and aggregate bases and places its third party administration with a nationally-known insurance carrier. Our health benefits premiums are highly-subsidized by the Company and offer extremely competitive terms (e.g., low co-payments and office visit charges). As a corollary to the group health plan, the Company continues to promote wellness through its voluntary program, through which the Company gives financial incentives for fitness, participation in group events (e.g., 5K, walking, yoga), and diet planning, among other things. These programs are a powerful tool in recruiting and not only raise morale, but also serve to ensure the continued health of the workforce. Our executives also enjoy life insurance and long term disability insurance coverage. In addition, executives receive an automobile allowance and, in the case of the CEO, reimbursement for other perquisites (e.g., country club membership) that provide a venue for the cultivation of business relationships.

Finally, our executives (and, in fact, any full time employee) may voluntarily participate in the Company’s 401K retirement savings plan, under which the Company matches up to 5% of the participant’s salary (subject to an annual cap) and the Employee Stock Purchase Plan, which permits the purchase of Company shares at a discount through payroll deduction.

Benchmarking and the Compensation Consultant

As in years past, during 2013 the Compensation Committee retained an independent compensation consultant Exequity to assist in defining its compensation strategy, in fashioning a compensation plan, and in benchmarking compensation practices. In connection with benchmarking analysis, during the year, Exequity conducted a survey and prepared an analysis of executive compensation for the top nine most highly paid persons at the Company (including the NEOs). The analysis compared Company data with market benchmarks in terms of total compensation, base salary, cash bonus, total cash compensation, and long term incentives, It also included information on bonus plan measures and long term incentives prevalent among peer companies.

In defining a group of comparators, Exequity identified 16 publicly traded specialty chemical companies having similar revenues (ranging between $205 million per annum and $1.04 billion per annum) and market capitalization (ranging between $230 million and $1.71 billion). Exequity also focused on product lines, Global Industry Classification Standard numbers, and a proxy review to determine whether and to what extent peer companies identified the Company (or others in the Company’s peer group) as comparators. The comparator group identified by Exequity included Aceto Corporation (ACET), American Pacific Corporation (APFC), Balchem Corporation (BCPC), Calgon Carbon Corporation (CCC), Chase Corporation (CCF), Hawkins, Inc. (HWKN), Innophos Holdings Inc (IPHS), Innospec Inc. (IOSP), Intrepid Potash, Inc. (IPI), KMG Chemicals, Inc. (KMG), Landec Corporation (LNDC), LSB Industries, Inc. (LXU), OMNOVA Solutions, Inc. (OMN), Penford Corporation ((PENX) and Zep, Inc. (ZEP). Within the comparator group, the Company was in the 36th percentile of revenue and 82nd percentile of net income (for the four quarters ended September 30, 2013), and 59th percentile for market capitalization (as of October 2013).

In making its benchmarking analysis, Exequity collected data from proxies that had been filed as of November 2013. In addition, the consultant examined general industry data, specifically, Mercer data relating to companies having revenues ranging from $400 million to $1.2 billion per annum. For purposes of setting a baseline, Exequity used information from the Company as follows: current base salary of executives as of the study date; actual bonuses paid in 2013 for 2012 performance; and all long term incentive awards made in 2013 (including both restricted stock and performance share grants). According to the study, during a year in which the Company had record top- and bottom-line performance, the base salary of the top nine Company executives were at or slightly above the median of market data, bonuses were at the 75th percentile, total cash compensation fell within the third quartile, and long term compensation and total compensation were in about the 75th percentile of market data.

Concurrent with the completion of the Exequity study in December 2013, the CEO reported to the Compensation Committee on the performance of each executive, focusing on his or her SMARTgoals. In light of these data, the Committee recommended merit increases for 2014 and deferred discussion of the bonus pool (for 2013 performance) until year-end financial results were available. In January 2014, senior management provided year-end financial results to the Committee which, in turn, recommended a reduction in the bonus pool (from 10% of pre-tax net income down to 8% of pre-tax net income) and then solicited the CEO’s proposal for allocation among executives and, in the aggregate, for each department. The CEO and CAO then reviewed the entire executive team, taking into account SMARTgoals, and contributions outside of those goals, and recommended an allocation of incentive compensation for the senior management team to the Committee. Armed with the Exequity study, year-end financial results and management’s recommendations, the Committee conferred with its consultant and then again with the CEO and CAO to finalize bonus allocations. Ultimately, then, the Committee and the Board, approved 2013 incentive compensation for executives at, on average, 33% below that of the prior year and total cash compensation of, on average, 13% below the prior year.

Closing Comments

The Company believes that its executive compensation meets its primary objectives. The Company’s financial performance improved steadily over the course of 2010 ($226,859 in net sales, $10,984 in net income), 2011 ($301,080 in net sales, $22,068 in net income), and 2012 ($366,190 in net sales, $36,867 in net income). As mentioned earlier, 2013 performance was mixed, with net sales up 4.1% to $381,021 and net income down 6.6% to $34,449. The decline in net income and single-digit growth in sales arose primarily from a drop in fourth quarter sales of our corn products due to channel inventory that accumulated during adverse weather conditions in spring 2013. As for cash incentive compensation, with reduced bottom line performance, senior management received bonuses of about one third less than those of the prior year. By decreasing bonus payments in times of lesser profitability, we give the executives an incentive to seek greater profitability in the future. Equity was awarded at two junctures in 2013 – time-based shares in March and performance-based shares in June. These awards are largely consistent with those made during the prior year and reflect a longer-term view of ensuring (i) that executive members continue to keep shareholders’ interests at heart, (ii) that the management team accumulates sufficient shares to meet holding requirements established by the Board, and (iii) that key executives have an incentive to remain with the Company (time-based vesting) and to strive to meet financial goals (performance-based vesting). Finally, base salaries were increased slightly and varied by executive officer, reflecting performance-based considerations.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on the review and discussions referred to in that Item, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the registrant’s annual report on Form 10-K or incorporated by reference to the presentation in the proxy statement.

Lawrence S. Clark, Chair

Carl R. Soderlind

Alfred F. Ingulli

EXECUTIVE OFFICERS OF THE COMPANY

The following persons are the current NEOs of the Company:

Name of Director/Officer	Age	Capacity
Eric G. Wintemute	58	Chairman and CEO
David T. Johnson	57	Vice President, CFO and Treasurer
Glen D. Johnson	59	Senior Vice President of AMVAC Chemical Corporation
Timothy J. Donnelly	54	CAO, General Counsel, & Secretary
James R. Lehman	55	Vice President of Sales of AMVAC Chemical Corporation

Eric G. Wintemute has served as a director of the Company since June 1994. He was appointed Chairman and CEO in June 2011. Mr. Wintemute has also served as President and CEO from July 1994 until June 2011. He was appointed Executive Vice President and COO of the Company in January 1994.

David T. Johnson has served as Vice President, CFO, and Treasurer of the Company since March 7, 2008. Mr. Johnson served as Finance Director for Amcor Flexibles UK Ltd., a 500 million dollar manufacturer of decorative packaging and a subsidiary of Amcor, a multibillion dollar corporation based in Australia, from June 2003 through March 2008. Prior to that he served as Vice President of Finance for Sterer Engineering, a subsidiary of Eaton Aerospace, an eight billion dollar Cleveland based multinational company from April 2001 through June 2003.

Glen D. Johnson has served as Senior Vice President and Director of Business Development of AMVAC Chemical Corporation since February 1999. Mr. Johnson was previously the North American Senior Marketing Manager for Contract Sales at Zeneca Ag Products. Prior to joining AMVAC Chemical Corporation, Mr. Johnson had over 20 years of experience in sales and marketing, acquisition and licensing, market development, and field research and development with three multinational agrochemical companies.

Timothy J. Donnelly has served as Chief Administrative Officer, General Counsel and Secretary of the Company since June 2010. He began his service with the Company in October 2005 as Vice President, General Counsel & Assistant Secretary, was appointed Secretary in June 2007 and assumed responsibility for Human Resources and Risk Management in 2009. Prior to his work with the Company, from September 2000 through October 2005, Mr. Donnelly served as Vice President, General Counsel and Secretary for DDi Corp. (Nasdaq—DDIC) a manufacturer of quick-turn, high-technology printed circuit boards.

James R. Lehman has served as Vice President—Sales of AMVAC Chemical Corporation since June 9, 2011. He joined the Company on January 26, 2009 as Midwest Regional Sales Manager. Prior to that time, Mr. Lehman was the Strategic Account Manager for BASF Corporation based in Carmel, Indiana from 2000 to 2009, where he had responsibility for key accounts on a national level.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash and other compensation for services rendered for the year ended December 31, 2013 paid or awarded by the Company and its subsidiaries to the CEO, CFO, the three most highly compensated executive officers other than the CEO and CFO, and any persons who departed from the Company during the subject year and, but for such departure, would have been in any of the aforementioned categories (the “NEOs”).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($)(3) (i)	Total ($) (j)
Eric G. Wintemute	2013	592,000	300,000	1,052,606	—	—	—	53,352	1,997,958
	2012	577,000	562,750	848,052	—	—	—	58,572	2,046,374
	2011	525,000	400,000	—	—	—	—	51,975	976,975

David T. Johnson	2013	306,500	160,000	266,930	—	—	—	29,912	763,342
	2012	297,800	210,000	225,170	—	—	—	29,912	762,882
	2011	290,000	135,000	—	—	—	—	29,662	454,662

Glen D. Johnson	2013	311,500	145,000	274,064	—	—	—	31,112	761,676
	2012	303,000	220,000	225,170	—	—	—	27,727	775,897
	2011	294,827	165,000	—	—	—	—	26,500	486,327

Timothy J. Donnelly	2013	277,600	147,000	274,064	—	—	—	27,542	726,206
	2012	270,000	210,000	225,170	—	—	—	27,542	732,712
	2011	262,500	130,000	—	—	—	—	27,292	419,792

James R. Lehman	2013	309,000	140,000	274,064	—	—	—	28,232	751,296
	2012	298,798	206,625	300,909	—	—	—	22,986	829,318
	2011	256,246	135,000	—	—	—	—	20,650	411,896

(1)	Amounts reflect bonus payments for service rendered in the subject year. These payments are made in March of the following year.

SUMMARY COMPENSATION TABLE

ALL OTHER COMPENSATION

		Perquisites ($)		Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Defined Contribution Plans ($)(3)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)
Eric G. Wintemute	2013	37,240	(1)	—	3,612	12,500	—	—
	2012	42,460	(1)	—	3,612	12,500	—	—
	2011	37,080	(1)	—	2,645	12,250	—	—

David T. Johnson	2013	13,800	(2)	—	3,612	12,500	—	—
	2012	13,800	(2)	—	3,612	12,500	—	—
	2011	13,800	(2)	—	3,612	12,250	—	—

Glen D. Johnson	2013	15,000	(2)	—	3,612	12,500	—	—
	2012	12,952	(2)	—	3,612	11,163	—	—
	2011	11,928	(2)	—	2,322	12,250	—	—

Timothy J. Donnelly	2013	13,800	(2)	—	1,242	12,500	—	—
	2012	13,800	(2)	—	1,242	12,500	—	—
	2011	13,800	(2)	—	1,242	12,250	—	—

James R. Lehman	2013	13,800	(2)	—	1,932	12,500	—	—
	2012	13,800	(2)	—	1,852	7,334	—	—
	2011	8,400	(2)	—	—	12,250	—	—

(1)	Automobile allowance of $18,000, $18,000 and $18,000 for the years ended December 31, 2013, 2012 and 2011, respectively; and personal expense reimbursements of $19,240, $24,460 and $19,080 relating to country club membership fees and assessments in the years ended December 31, 2013, 2012, and 2011, respectively.
(2)	Automobile allowance.
(3)	Effective January 1, 2005, the Company matches employee contributions to its 401(k) savings plan dollar for dollar up to 5% of base salary.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grant of plan-based awards for the year ended December 31, 2013 to the NEOs.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Share) (k)	Full Grant Date Fair Value of Stock ($) (1) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Eric G. Wintemute	3/25/13							26,558	(2)	—	31.29	831,000
David T. Johnson	3/25/13							6,735	(2)	—	31.29	210,738
Glen D. Johnson	3/25/13							6,735	(2)	—	31.29	210,738
Timothy J. Donnelly	3/25/13							6,735	(2)	—	31.29	210,738
James R. Lehman	3/25/13							6,735	(2)	—	31.29	210,738
Eric G. Wintemute	6/6/13							7,355	(3)	—	30.13	221,606
David T. Johnson	6/6/13							1,865	(3)	—	30.13	56,192
Glen D. Johnson	6/6/13							1,865	(3)	—	30.13	56,192
Timothy J. Donnelly	6/6/13							1,865	(3)	—	30.13	56,192
James R. Lehman	6/6/13							1,865	(3)	—	30.13	56,192
Glen D. Johnson	6/6/13							466	(4)	—	15.31	7,134
Timothy J. Donnelly	6/6/13							466	(4)	—	15.31	7,134
James R. Lehman	6/6/13							466	(4)	—	15.31	7,134

(1)	This column shows the full grant date fair value of restricted stock grants made based on the closing price of the Company’s stock as of the date of grant, with the exception of the Total Shareholder Return grant, which was determined by using the Monte Carlo valuation method. These amounts were not paid to any named executive officer. The recognized compensation expenses for 2013 are shown in the “Stock Awards” column in the “Summary Compensation Table”.
(2)	These grants constitute restricted stock that vests in its entirety upon the third anniversary of the award date and is subject to forfeiture in the event that the recipient is not continuously employed by the Company through the vesting date.
(3)	These grants constitute performance shares that vest upon both (i) the passage of three years of full-time, continuous employment and (ii) the achievement of certain financial goals derived from the Company’s internal strategic plan. With respect to clause (ii), the number of shares to vest depends upon the level of net sales and net income achieved during the period commencing April 1, 2013 and ending December 31, 2015 as compared to internal targets and can vary from zero (for performance at less than 80% of the target) to 200% (for performance at or above 120% of the target).
(4)	These shares constitute an award of performance shares that vest based upon both (i) continuous, full time service through the third anniversary of the award, and (ii) the achievement of total stockholder return metrics as follows. As measured during the period commencing June 6, 2013 and ending December 31, 2015, assuming an initial share price of $30.13 per share, the number of shares earned depends upon the achievement of a certain target share price (as per the Company’s internal goals) at the end of the measurement period and can vary from zero shares (for a share price that is 8 % or more below the target) to 200% (for a share price that is 12% above the target).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows, with respect to the NEOs, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2013 with respect to options to purchase Common Stock of the Company. The closing price of the Common Stock on December 31, 2013, the last trading day of the Company’s fiscal year, was $24.29 per share.

Name (a)	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Eric G. Wintemute	30,000	—	—	$7.50	12/10/2020
David T. Johnson	6,779	—	—	$14.75	03/07/2018
David T. Johnson	25,000	—	—	$7.50	12/10/2020
Glen D. Johnson	25,000	—	—	$7.50	12/10/2020
Timothy J. Donnelly	25,000	—	—	$7.50	12/10/2020
James R. Lehman	20,000	—	—	$7.50	12/10/2020

Name (a)	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Eric G. Wintemute	75,342	1,830,057	—	—
David T. Johnson	19,600	476,084	—	—
Glen D. Johnson	20,066	487,403	—	—
Timothy J. Donnelly	20,066	487,403	—	—
James R. Lehman	23,766	577,276	—	—

OPTION EXERCISES AND STOCK VESTED

The following table shows, with respect to the NEOs, the number of shares acquired on the exercise of stock options and on vesting of stock awards and their respective value realized (market price less exercise price) for the year ended December 31, 2013.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Eric G. Wintemute	—	—	—	—
David T. Johnson	—	—	—	—
Glen D. Johnson	—	—	—	—
Timothy J. Donnelly	—	—	—	—
James R. Lehman	—	—	3,812	91,526

Pension Benefits

The following table sets forth the pension benefits payable to the NEOs for the year ended December 31, 2013. This table is for illustrative purposes only as the Company currently does not provide this benefit to the NEOs.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Not Applicable	—	—	—	—

Non-qualified Deferred Compensation

The following table sets forth the non-qualified deferred compensation benefits payable to the NEOs for the year ended December 31, 2013. This table is for illustrative purposes only as the Company currently does not provide this benefit to the NEOs.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)

Not Applicable	—	—	—	—	—

Potential Payments Upon Termination or Change of Control

Each of the NEOs is party to a Change of Control Severance Agreement. Under the terms of those agreements, the employee is entitled to receive certain payments in the event that there is a change of control during the term of agreement and such employee is either terminated (for reasons other than cause) or resigns for good reason. In other words, there is a double trigger before benefits are earned under this arrangement. If the employee is terminated for cause or due to death or disability, he or she is not entitled to severance under the agreement. Provided the conditions for payment are met, employee is entitled to receive a lump sum amount equal to two years’ base salary, 24 months’ worth of COBRA coverage for medical insurance, executive level outplacement costs, and acceleration of unvested options (or other securities to which employee may have a right). For purposes of these agreements, “change in control” is defined to mean, in effect, either (i) a merger or consolidation of the Company in which those who were stockholders immediately before the effective time of the merger or consolidation have less than 50% of the voting power of the new corporation or entity; (ii) a sale or disposition of all or substantially all of the Company’s assets; or (iii) when any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly owns more than 50% of the Common Stock of the Company. As a condition to payment, the employee must enter into a written release of claims against the Company.

The following table summarizes the estimated payments to be made to the NEOs in the event of a termination without cause or voluntary resignation for good reason after a change in control assuming, for illustration purposes, that such change in control had occurred on December 31, 2013.

	Salary ($)	COBRA Insurance Premiums ($)	Outplacement Services ($)	Accelerated Options and Grants Vesting ($)(1)	Total Change in Control Payments ($)(2)
Eric G. Wintemute	1,184,000	52,810	25,000	1,830,057	3,091,867
David T. Johnson	613,000	58,601	25,000	476,084	1,172,685
Glen D. Johnson	623,000	41,707	25,000	487,403	1,177,110
Timothy J. Donnelly	555,200	54,618	25,000	487,403	1,122,221
James R. Lehman	582,000	52,810	25,000	577,276	1,237,086

(1)	Upon change in control, the agreement allows for the accelerated vesting of options and grants. Assuming the change in control had happened as of 12/31/2013, then there would be unvested awards of 158,840 shares of restricted stocks. If the change in control occurred on 12/31/2013, these awards will vest and the company recognizes additional compensation expense of $2,368,219 for restricted stocks based on grant date fair value.
(2)	Payments are subject to reduction to ensure that they are fully tax deductible by the Company.

Director Compensation

The following table summarizes compensation paid to the Board for the year ended December 31, 2013.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($) (g)	Total ($) (h)
Lawrence S. Clark	120,500	25,000	—	—	—	—	145,500
Debra F. Edwards	87,000	50,000	—	—	—	—	137,000
Alfred F. Ingulli	125,500	25,000	—	—	—	—	150,500
John L. Killmer	105,000	50,000	—	—	—	—	155,000
Morton D. Erlich	17,750	33,678	—	—	—	—	51,428
Carl R. Soderlind	104,000	25,000	—	—	—	—	129,000
Irving J. Thau	96,750	25,000	—	—	—	—	121,750
M. Esmail Zirakparvar	98,500	50,000	—	—	—	—	148,500

The Company has the following compensatory arrangements with the non-employee members of its Board:

Cash Compensation:

Effective with each non-employee director’s election/re-election of the Board is entitled to receive cash compensation for his or her services on the Board as follows:

•	Quarterly retainer fee of $10,000 for services on the Board.

•	Quarterly retainer fee of $6,250 for services as Lead Director of the Board.

•	Quarterly retainer fee of $2,500 for service as chairperson of the Audit Committee.

•	Quarterly retainer fee of $1,250 for service as chairperson of the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance Committee or the Risk Committee.

•	Attendance fee of $2,500 per meeting of the Board.

•

Attendance fee of $1,000 per meeting of the committees of the Board, except that the Audit Committee chairperson receives an attendance fee of $1,500 per Audit Committee meeting, Finance Committee members receive $2,000 per meeting of the Finance committee, and non-management directors receive $1,250 per meeting in executive session.

•	Per diem fee of $2,000 for special assignments as determined from time to time by the Board.

Stock Awards:

In accordance with the terms and conditions of the Company’s Amended and Restated 1994 Stock Incentive Plan, as amended through May 12, 2005 (the “Plan”), each non-employee director of the Board is entitled to receive awards of Restricted Stock or Restricted Stock Units (as each term is defined in the Plan) of the Company’s Common Stock, par value $.10 (“Common Stock”), as follows:

•

In connection with each non-employee director’s election or re-election to the Board, such director is entitled to receive an award that equals $50,000 (the “Stock Award”). Further, it is the policy of the Company that each director accumulate and hold Company stock equal to the number of shares received by him or her over the course of his or her first three full years of service on the Board, after which such director may elect to receive up to half of the value of any subsequent Stock Award in the form of a cash payment.

•

If a person is appointed to the Board for any partial year (for example, due to a vacancy on the Board), such director will receive a pro rata portion of the Stock Award as determined by the Compensation Committee or the Board.

•

Each Stock Award will be calculated based on the closing price of the Common Stock on the date of issuance, as reported on the New York Stock Exchange or other national exchange on which the Common Stock is traded. No fractional share of any Stock Award will be issued; the value of such fractional share will be paid in cash.

•	Each Stock Award will vest immediately in full upon grant.

The Company has entered into written indemnification agreements with each of its directors, effective as of the first day of such person’s service as a director. The agreement provides for contractual indemnification obligations by the Company to the extent permitted by applicable law and the advancement of expenses in connection therewith. The agreement also provides that any legal action brought by the Company against a director must be brought within two years from the date of the accrual of such action or such shorter period as provided by law.

See “Description of Compensatory Arrangements Applicable to Non-Employee Directors for 2005” which was filed as Exhibit 10.1 to the Company’s Form 8-K which was filed with the SEC on June 15, 2005.

Employee Contracts, Termination of Employment and Change of Control Arrangements

The Company and Eric G. Wintemute entered into a written employment agreement, dated as of January 15, 2008, pursuant to which Mr. Wintemute serves as the Company’s Chairman and CEO. Mr. Wintemute’s current annual base compensation is $605,000, with increases to be made by the Board in their sole discretion. Mr. Wintemute may receive a bonus, in an amount as determined by the Board, based on his performance against reasonable qualitative and quantitative benchmarks. The agreement also provides Mr. Wintemute with certain additional benefits which are customary for executives at this level in the industry, including a car allowance of

$1,500 per month and reimbursement for reasonable and customary business expenses. Mr. Wintemute’s agreement is of indefinite duration, unless terminated by the Company. If the Company terminates Mr. Wintemute’s employment without cause and not due to disability or death, the Company shall pay to Mr. Wintemute an amount equal to two times the average annual cash compensation received by him over the course of the two immediately preceding calendar years. If Mr. Wintemute dies during the term of the agreement, the Company will pay his designated beneficiary any amounts (including salary) and continue any benefits due to Mr. Wintemute under the agreement for 12 months after his death.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board for the year ended December 31, 2013, consisted of Messrs. Lawrence S. Clark, Alfred F. Ingulli, and Carl R. Soderlind. During 2013, no officer or employee of the Company served on the board of directors of any other entity, where any officer or director of such entity also served on the Company’s Board.

Review and Approval of Related Person Transactions

In accordance with the terms of its written charter, the Nominating and Corporate Governance Committee (“the Committee”) has the responsibility for the review and approval or ratification of all related persons and conflict of interest transactions involving any director, executive officer, nominee for director, any holder of 5% or more of any class of the Company’s voting securities or any non-executive officer (or any member of the immediate family of any of the foregoing persons), if such related person or conflict of interest transaction involves more than $10,000, in each case using appropriate counsel and other advisers as the Committee may deem necessary.

In the course of its review of a proposed related person transaction, the Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on a director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable law and listing standards. The Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. To the extent that a proposed related person transaction involves any member of the Committee (or an immediate family member of any member of the Committee), such member would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Related Person Transactions

Prior to joining the Board of Directors on January 1, 2014, Scott D. Baskin had been a partner at the law firm of Irell & Manella. Mr. Baskin worked at that firm as a litigator (having a specialty in intellectual property and corporate matters) for 35 years and retired at the end of 2013. Total fees for legal services provided by Irell & Manella to the Company in 2013 equal $251,000.

SUMMARY OF PROPOSALS

This Proxy contains four proposals for which stockholder action is sought.

•	Proposal 1 requests the election of nine directors to the Board.

•	Proposal 2 requests the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2014.

•	Proposal 3 requests an advisory vote on executive compensation.

•

Proposal 4 requests ratification of action by the Company’s board to extend the termination date of the American Vanguard Corporation Employee Stock Purchase Plan five (5) years, that is, from December 31, 2013 to December 31, 2018.

Details of each proposal appear below.

PROPOSAL 1

Election of Directors

The Board is elected annually. The Certificate of Incorporation and Bylaws, as each have been previously amended and restated, of the Company, currently provide that the number of directors of the Board shall not be more than nine nor less than three. As per the Bylaws, the Board has fixed the maximum number of directors at nine. At this election, nine directors have been nominated to be elected at the Annual Meeting and will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The Board has nominated Scott D. Baskin, Lawrence S. Clark, Debra F. Edwards, Morton D. Erlich, Alfred F. Ingulli, John L. Killmer, Carl R. Soderlind, Eric G. Wintemute, and M. Esmail Zirakparvar to be elected to serve as directors until the next annual meeting and until their successors are duly elected and qualified.

REQUIRED VOTE AND RECOMMENDATION

The nine directors to be elected by the holders of Common Stock shall be the nine candidates receiving the highest number of votes cast by holders of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Company has appointed BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

BDO has served as independent accountants of the Company continuously since 1991. It is believed that its knowledge of the Company’s business gained through this period of service is of great value.

Aggregate fees for professional services rendered to the Company by BDO for the years ended December 31, 2013 and 2012, were (in thousands):

	2013	2012
Audit	$521	$463
Tax	284	255
Audit Related	—	—
Other	—	—

	$805	$718

Audit fees for 2013 and 2012 were for professional services rendered for the audits of the consolidated financial statements of the Company including the audits of internal controls under Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, consents, and assistance with review of documents filed with the SEC.

Tax fees for 2013 and 2012 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits, advice related to acquisitions, and requests for technical advice from tax authorities.

Audit Related fees, if any, would primarily relate to assurance services, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards. There were none in 2013 and 2012.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our registered public accounting firm’s independence and determined that such services are appropriate.

Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting is required to ratify the appointment of BDO. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm to audit the 2014 consolidated financial statements and related internal control over financial reporting of American Vanguard Corporation and its subsidiaries, made by the Audit Committee and the Board, is hereby ratified”

PROPOSAL 3

Advisory Vote on Executive Compensation

Over the past three years, shareholders have indicated over 95% approval for the Company’s executive compensation. Since our last annual meeting, we believe that our program has improved. As mentioned in the Compensation Discussion & Analysis, our executive compensation is designed to align management’s interest with the long-term interests of shareholders; to provide compensation on the basis of performance that supports key financial and strategic business outcomes; and to attract, motivate and retain top talent to lead our business. Our executive compensation:

•	Has been benchmarked against a comparator group that is similar in size, Global Industry Classification Standard code and that cites the Company (and the group) as peers;

•	Is designed in collaboration with an independent compensation consultant;

•

Features incentive elements that rise and fall with financial performance (e.g., with net sales up 4% and net income down 6.6% year-over-year, average incentive compensation for NEOs dropped 33% and total cash compensation dropped 15%);

•	Includes time-based and performance-based equity awards and holding periods that give executives the long view of the Company;

•	Is based primarily upon objective performance targets such as net sales, net income and SMART goals; and

•	Includes factors that limit discretion and discourage misconduct, such as caps on bonuses, a clawback provision, a policy against hedging shares.

This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder, the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Company’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

REQUIRED VOTE AND RECOMMENDATION

The passage of a recommendation requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the stockholders approve the overall executive compensation policies and procedures of the Company, as described in the Compensation Discussion and Analysis and the tabular disclosures regarding named executive officers’ compensation in this Proxy Statement.”

PROPOSAL 4

Ratification of Extension of Term of Employee Stock Purchase Plan

At the 2001 Annual Stockholders’ Meeting, our stockholders adopted the AVD ESPP (a copy of which is attached hereto as Exhibit “A”) under the terms of which eligible employees are permitted to purchase shares of the Company’s common stock (from either authorized but unissued shares, treasury shares or shares acquired on the open market) through payroll deductions (not less than 1% nor more than 10%) during any six month enrollment period commencing July 1, 2001 at a discounted price. Under the ESPP, the purchase price is deemed to be 85% of the lesser of (i) the fair market value of the Company’s common stock on the first day of the Enrollment Period and (ii) the fair market value of the Company’s common stock on the last day of the Enrollment Period. Under its own terms, the ESPP was to expire on December 31, 2010. However, the plan also permits the Board of Directors to amend the plan. Accordingly, during its regular meeting on December 10, 2010, the Board resolved to extend the expiration date of the ESPP for three years, that is, until December 31, 2013. The Company’s stockholders ratified that extension during the 2011 Annual Meeting of Shareholders. Subsequently, during its regular meeting on December 12, 2013, the Board of Directors resolved to extend the expiration date of the ESPP for a further five years, that is, until December 31, 2018.

The Company believes that the ESPP is a valuable benefit for its employees and encourages wide participation in the plan. In fact, for the past several years, approximately one-third or more of the Company’s full-time employees have participated in the ESPP. The ESPP gives employees an incentive to purchase common stock (through the discounted price), makes that acquisition convenient and manageable (through modest payroll deductions), and tends to align employees’ interests with those of our stockholders.

REQUIRED VOTE AND RECOMMENDATION

For passage, this Proposal 4 requires the affirmative vote of the holders of a majority of shares of Common Stock cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that action of the Board to extend the term of the American Vanguard Employee Stock Purchase Plan three years (that is, from December 31, 2013 to December 31, 2018) be, and hereby is, ratified and approved.”

COMMUNICATIONS

Communications to the Board

All communications to the Board or any individual director must be in written and addressed to them c/o American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

Proposals for Submission at Next Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2015 Annual Meeting of Stockholders must send the proposal to: American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

If the stockholder intends to present a proposal at the 2015 Annual Meeting of Stockholders, without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no earlier than December 31, 2014 and no later than January 15, 2015, and must (i) present a proper matter for stockholder action under the Delaware General Corporation Law, (ii) comply with the requirements of the Company’s Certificate of Incorporation and Bylaws, each as amended and restated, and (iii) comply with the requirements of the Exchange Act.

Stockholder Nomination of Directors

The Nominating and Corporate Governance Committee of the Board will consider nominees to the Board recommended by stockholders who comply with the following procedures. In order for a stockholder to nominate a candidate for director at the 2015 Annual Meeting of Stockholders, timely notice of the nomination must be given in writing as follows: American Vanguard Corporation, Attn: Chairperson of the Nominating and Corporate Governance Committee, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. The committee will consider nominees to the Board recommended by stockholders who comply with procedures established by the committee as follows:

•

In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Chair of the committee. To be timely, such notice must be received at the principal executive offices of the Company not less than ninety (90) days prior to any meeting of stockholders called for the election of directors.

•

Any notice of nomination must include (i) the stockholder’s name, address and number of shares of the Company owned by such stockholder; (ii) the name, age, business address, residence address, and principal occupation of the nominee; (iii) the number of shares of the Company beneficially owned by the nominee; (iv) information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws; (v) information as to whether the nominee can understand basic financial statements; and (vi) information as to the nominee’s other board memberships (if any). The stockholder must also submit with such notice the nominee’s written consent to be elected and to serve on the Board.

•	The committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

In considering candidates for the Board, the committee selects from candidates that exhibit a proven track record of relevant skills and characteristics in the context of the current makeup of the Board. The assessment includes a review of the candidate’s (i) understanding of the Company’s industry, (ii) experience as a member of senior management in this industry, (iii) experience as a member of the board of directors of a publicly-traded company, and (iv) acumen and experience in strategic planning, corporate finance, and mergers and acquisitions—all in the context of the perceived needs of the Board at that point in time.

ANNUAL REPORT ON FORM 10-K

Upon request, the Company will provide without charge to any beneficial owner of its Common Stock, a copy of its Annual Report on Form 10-K, excluding exhibits but including financial schedules (if applicable), filed with the SEC with respect to the year ended December 31, 2013. Requests are to be made to the attention of the Chief Financial Officer, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

OTHER MATTERS

The Company’s Annual Report for the year ended December 31, 2013 accompanies this Proxy Statement but shall not be deemed incorporated herein. The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer,

General Counsel, & Secretary

Dated: April 23, 2014

EXHIBIT A

AMERICAN VANGUARD CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Amended on December 12, 2013

The purpose of the American Vanguard Corporation Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for employees of American Vanguard Corporation (the “Company”) and its Participating Subsidiaries (as defined herein) to purchase shares of common stock, par value $.10 per share, of the Company (“Common Stock”) at a discount through voluntary automatic payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

1.    Shares Subject to Plan. An aggregate of 901,2202 shares of Common Stock (the “Shares”) may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased by the Company in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.

2.    Administration. The Board of Directors of the Company (“Board”) shall appoint a committee consisting of at least two of its members, that will have the authority and responsibility for the day-to-day administration of the Plan (the “Committee”). Each member of the Committee shall be a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor to such Rule) as now or hereafter amended. For as long as it continues to meet this requirement, the Compensation Committee of the Board of Directors of the Company shall serve as the Committee. The Committee shall have the authority to make rules and regulations governing the administration of the Plan, and any interpretation or decision made by the Committee regarding the administration of the Plan shall be final and conclusive. The Committee may determine prior to each Enrollment Period (as defined in paragraph 7) to limit the number of Shares which may be offered with respect to that Enrollment Period and the manner of allocating the Shares among eligible employees. The Committee may delegate its responsibilities for administering the Plan to any one or more persons as the Committee deems necessary or appropriate; provided, however, that the Committee may not delegate its responsibilities under this Plan to the extent such delegation would cause the Plan to fail to satisfy the administration requirements as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor to such Rule). No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Shares offered hereunder.

3.    Eligibility.

(a) All full-time employees of the Company and of any Participating Subsidiary of the Company which has been specifically designated by the Board as participating in the Plan, shall be eligible to participate in the Plan. For purposes of the Plan, a “Participating Subsidiary” means any present or future parent or subsidiary corporation of the Company (within the meaning of Section 424(e) or (f) of the Code) that is specifically designated by the Board as a participant in the Plan by written instrument delivered to the designated Participating Subsidiary. Such written instrument shall specify the effective date of such designation and shall become, as to such Participating Subsidiary and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to any Participating Subsidiary only to the extent permitted under Section 423 of the Code. Transfers of employment among the Company and any Participating Subsidiary shall not be considered a termination of employment hereunder. Any Participating Subsidiary may, by appropriate action of its Board of Directors, terminate its participation in the Plan. The Board may, in its discretion, terminate a Participating Subsidiary’s participation in the Plan at any time.

[2]	As of December 31, 2013 this number of shares remained subject to award under the Plan.

(b) Notwithstanding paragraph 3(a), the following employees shall not be eligible to participate in the Plan: (1) employees who have been employed by the Company or a Participating Subsidiary for less than six (6) months prior to an Enrollment Date, (2) employees whose customary employment by the Company or a Participating Subsidiary is 20 hours or less per week, (3) employees whose customary employment by the Company or a Participating Subsidiary is for not more than five months in any calendar year, and (4) employees who, as of the first day of an Enrollment Period, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary (within the meaning of Code Section 424(e) or (f).

4.    Participation.

(a) An eligible employee may elect to participate in the Plan as of any Enrollment Date. “Enrollment Dates” shall occur on the first day of an Enrollment Period (as defined in paragraph 7(a)). Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization form to the designated Plan representative prior to such Enrollment Date, authorizing payroll deductions in an amount (to be specified as a whole percentage) not greater than 10% and not less than 1% of the employee’s Compensation (as defined below) for the payroll period to which the deduction applies. A participating employee may discontinue his or her participation in the Plan as provided in paragraph 6 hereof. Subject to the limitations in this paragraph 4(a), a participant may increase or decrease the rate of his or her payroll deductions during the Enrollment Period by completing and filing with the Company a revised payroll deduction form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Enrollment Period. A change in the rate of participation during an Enrollment Period shall be effective with the second full payroll period following the Company’s receipt of the revised payroll deduction form unless the Company elects to process a given change in participation more quickly. All contributions to the Plan will be through payroll deductions as specified above, and no direct contributions to the Plan will be permitted.

(b) For purposes of this Plan, the term “Compensation” means the participating employee’s base salary paid by the Company (or an eligible subsidiary) that the participating employee would receive at each regular pay period date during an Enrollment Period (but shall not include any incentive compensation, bonus or similar payments not made or payable on a regular basis at each regular pay period date), in each case determined before any deductions for salary deferrals under any applicable Code Section 401(k) plan in which the employee is a participant, and before any deduction for required federal or state withholding taxes and any other amounts which may be withheld pursuant to the Company’s medical or health plans, retirement plans or otherwise. Any amounts payable to a participating employee during an Enrollment Period not described in the preceding sentence shall not be treated as Compensation for purposes of this Plan.

(c) Subject to the limitations set forth in paragraph 7, a participant (i) who has elected to participate in the Plan pursuant to paragraph 4(a) as of an Enrollment Date and (ii) who takes no action to change or revoke such election as of the next following Enrollment Date and/or as of any subsequent Enrollment Date shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Enrollment Date(s) as was in effect immediately prior to any such Enrollment Date.

(d) If participation in this Plan is extended to the employees of Participating Subsidiaries that are not located in the United States then, unless otherwise specified by the Committee, payroll deductions made with respect to any such employees in currencies other than the United States dollar shall be accumulated in the currency in which such payroll is otherwise made and shall be converted to United States dollars as of the applicable Share Purchase Date (as defined in paragraph 7 below).

5.    Payroll Deduction Accounts. The Company shall establish a “Payroll Deduction Account” for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 4 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

6.    Withdrawals. A participating employee may withdraw from the Plan at any time by completing and forwarding a written notice of withdrawal to the designated Plan representative, in accordance with the procedures established by the Committee. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the second following payroll period, and such employee may not again be eligible to participate in the Plan until the second succeeding Enrollment Period following the date of such employee’s notice of withdrawal. Amounts credited to the Payroll Deduction Account of any employee who withdraws shall be paid to him or her in cash, without interest thereon, as soon as practicable after receipt of the notice of withdrawal.

7.    Enrollment Periods.

(a) Enrollment in the Plan shall be implemented by consecutive six-month “Enrollment Periods” with a new Enrollment Period commencing on the first trading day on or after the first day of each January and July during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination in accordance with paragraph 17 hereof. The first Enrollment Period hereunder shall commence on July 1, 2001. The Committee shall have the power to change the duration of Enrollment Periods (including the commencement dates thereof) with respect to future offerings. Payroll deductions made on behalf of each participating employee during an Enrollment Period shall, except as otherwise provided in paragraphs 6 or 12 hereof, be used to purchase Shares under the Plan on the applicable Share Purchase Date following the end of the Enrollment Period, as provided in paragraph 7(b).

(b) The fifth business day following the end of each Enrollment Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the “Share Purchase Dates”) on which each participating employee for whom a Payroll Deduction Account has been maintained shall purchase that number of Shares determined in accordance with paragraph 8(a).

8.    Purchase of Shares.

(a) Subject to the limitations set forth in paragraph 7, each employee participating in an offering shall have the right to purchase as many whole and fractional Shares as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the last day of the Enrollment Period immediately preceding the applicable Share Purchase Date (the “Cutoff Date”). On each Share Purchase Date, the amount credited to each participating employee’s Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole and fractional Shares as may be purchased with such amount at the Purchase Price determined under paragraph 8(b).

(b) The “Purchase Price” for Shares purchased under the Plan shall be equal to 85% of the “fair market value” of the Company’s Common Stock on the first day of the Enrollment Period or on the last day of the Enrollment Period, whichever amount is lower. For all purposes under the Plan, the “fair market value” of a share of the Company’s Common Stock on a particular date shall be equal to the average of the highest and lowest reported sales prices on the American Stock Exchange on that date (or, if no Shares have been traded on that date, on the next preceding regular business date on which Shares are so traded).

(c) Notwithstanding the foregoing, the Company shall not permit the exercise of any right or option to purchase Shares which would permit an employee’s rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue during any calendar year at a rate in excess of $25,000 of the fair market value (as defined in paragraph 8(b) hereof) of such shares, determined at the time such rights are granted for each calendar year in which the right is outstanding at any time. For purposes of this paragraph 8(c), the provisions of Code Section 424(d) shall apply in determining the stock ownership of an employee. Payroll deductions that are limited by this paragraph 8(c) shall re-commence at the rate provided in such participant’s payroll deduction authorization at the beginning of the first Enrollment Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 4, withdraws from the Plan as provided in paragraph 6 or is terminated from participating in the Plan as provided in paragraph 12.

(d) Any amounts remaining in an employee’s Payroll Deduction Account in excess of the amount that may properly be applied to the purchase of Shares shall remain in such account to purchase Shares as of the next following Share Purchase Date, unless the Plan is subsequently terminated or the employee otherwise ceases to participate in the Plan, in which event such excess shall be refunded to the employee as soon as practicable, without interest thereon.

9.    Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee (a “custodian”) which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee’s brokerage or Plan share account (“Plan Share Account”) in his or her name.

10.    Rights as Stockholder. A participating employee shall have no rights as a stockholder with respect to Shares under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date, and upon such payment the employee shall have all rights (voting and otherwise) with respect to such Shares. With respect to any Shares held in an employee’s Plan Share Account, the Company or the custodian, as the case may be, shall, in accordance with procedures adopted by the Company or the custodian, facilitate the employee’s voting rights attributable thereto. All dividends attributable to any Shares held in an employee’s Plan Share Account shall, in accordance with separate procedures to be adopted by the Company or the custodian and subject to any rights of withdrawal specified above, be held and will be used for the purchase of Shares on any Share Purchase Date at the applicable Purchase Price hereunder.

11.    Certificates; Transfer Restrictions; Notice of Disposition.

(a) Certificates for Shares purchased under the Plan will not be issued automatically. However, certificates for whole and fractional Shares purchased under the Plan shall be issued as soon as practicable following an employee’s written request. The Company may impose a reasonable charge for the issuance of such certificates. Such certificates will only be issued in the employee’s name and not in any street name or in any other fashion. The Committee may cause Shares issued under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in paragraph 11(b) and to assure compliance with applicable laws.

(b) Shares purchased under the Plan may be sold at any time at the discretion of the employee purchasing such shares. However, except as hereinafter provided, in the event that any Shares purchased by a participating employee in connection with any Enrollment Period under the Plan are sold, assigned, exchanged, or otherwise transferred, encumbered or disposed of by the employee less than six (6) months following the applicable Share Purchase Date with respect to such Shares (or such other period as the Committee may from time to time specify with respect to a particular Enrollment Period) (an “early disposition”), such employee shall immediately cease to be eligible to participate in the Plan, and may not again be eligible to participate in the Plan until the second succeeding Enrollment Period following the date of such early disposition. Amounts previously credited to the Payroll Deduction Account of any employee who becomes an ineligible participant under this paragraph 11(b) shall be paid to him or her, without interest thereon, as soon as practicable after receipt by the Company of notice of such early disposition. Notwithstanding the above, a transfer, exchange or conversion of Shares pursuant to a merger, consolidation or other plan of reorganization of the Company will not result in a early disposition, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original Shares, and shall be held in the employee’s brokerage account or Plan Share Account, pursuant to the provisions hereof.

(c) Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased pursuant to this Plan if such disposition occurs less than two (2) years from the first day of the Enrollment Period with respect to which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

12.    Termination of Employment.

(a) Payroll deductions on behalf of a participating employee shall be discontinued, and the employee shall be considered to have immediately withdrawn from the Plan, upon the first to occur of (i) a termination of a participating employee’s employment with the Company or a Participating Subsidiary for any reason whatsoever (including but not limited to a transfer to a non-Participating Subsidiary), (ii) the employee otherwise ceasing to be eligible to participate in the Plan within the meaning of paragraph 3 hereof, or (iii) the occurrence of any circumstances described in paragraph 12(c) below. Upon any withdrawal from the Plan pursuant to this paragraph 12, any amounts then credited to the employee’s Payroll Deduction Account shall be paid to the employee, without interest thereon, as soon as practicable following such withdrawal and shall not be used to purchase Shares.

(b) If a participating employee’s participation in the Plan is terminated under paragraph 12(a), any Shares purchased under the Plan that are held by the Company, or by custodian or other authorized brokerage firm under paragraph 9 hereof, shall, within a reasonable period following such termination of participation, be issued to such employee subject to the procedures and limitations set forth in paragraph 11(a).

(c) For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.    Rights Not Transferable. Rights granted under this Plan are not transferable by a participating employee, and are exercisable during an employee’s lifetime only by the employee.

14.    Employment Rights. Neither participation in the Plan, nor the exercise of any right or option granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or of any parent or subsidiary.

15.    Application of Funds. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose. No interest shall be paid or credited to any participant.

16.    Securities Laws. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws. The Company shall not be obligated to issue any Shares under the Plan at any time when the offer, issuance or sale of Shares covered by any right hereunder has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Shares may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares. Further, all Shares acquired pursuant to the Plan shall be subject to the Company’s policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of rights to purchase shares granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with any applicable provisions of Rule 16b-3. As to such persons, this Plan shall be deemed to contain, and such rights shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

17.    Amendments and Termination. The Board of Directors may amend the Plan at any time, provided that no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. The Board may suspend the Plan or discontinue the Plan at any time for any reason. Upon any such suspension or termination of the Plan, all payroll deductions shall cease and all amounts then credited to participating employees’ Payroll Deduction Accounts shall be refunded, without interest thereon.

18.    Applicable Laws. The Company’s obligation to offer, issue, sell or deliver Shares under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Shares, as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan to the contrary, the Company shall not be obligated to offer, issue, sell or deliver Shares under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

19.    Expenses. Except to the extent provided in paragraph 11, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to participating employees, shall be borne by the Company and its qualified subsidiaries.

20.    Committee Rules for Local Jurisdictions.

(a) The Committee may adopt rules or procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures if participation in this Plan is extended to employees of qualified subsidiaries located outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, payroll tax withholding procedures and handling of stock certificates which vary with local law requirements.

(b) If participation in this Plan is extended to employees of qualified subsidiaries located outside of the United States, the Committee may also adopt sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of any such sub-plan, the provisions of this Plan shall govern the operation of any such sub-plan.

21.    No Enlargement of Employee Rights. Nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ of the Company or of any subsidiary or to interfere with the right of the Company or subsidiary, subject to any written employment contract to the contrary, to discharge any employee at any time.

22.    Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Code Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Code Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Code Section 423. This paragraph 22 shall take precedence over all other provisions in this Plan.

23.    Governing Law. This Plan shall be governed by and construed in accordance with California law, except for its conflicts of laws principles to the extent they might lead to the application of the laws of another jurisdiction.

24.    Term of the Plan. The Plan shall be effective upon the date of its approval by the stockholders of the Company. Except with respect to rights then outstanding, if not sooner terminated under the provisions of paragraph 17, the Plan shall terminate upon, and no further payroll deductions shall be made and no further rights to purchase shares shall be granted after, December 31, 2018.

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN VANGUARD CORPORATION

June 4, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.american-vanguard.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20930304030000000000 3	060911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. To elect nine (9) directors for the ensuing year:			2. Ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Scott D. Baskin O Lawrence S. Clark O Debra F. Edwards O Morton D. Erlich O Alfred F. Ingulli O John L. Killmer O Carl R. Soderlind O Eric G. Wintemute O M. Esmail Zirakparvar		3. Approve the overall executive compensation policies and procedures of the Company as described in this Proxy Statement.	☐	☐	☐

4.   Ratify the extension of the American Vanguard Corporation Employee Stock Purchase Plan for five years, that is, from December 31, 2013 to December 31, 2018 (please see Exhibit A of this Proxy Statement).

				☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐                     ■

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES (1-800-776-9437), or via the Internet at www.voteproxy.com and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints ERIC G. WINTEMUTE and TIMOTHY J. DONNELLY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of Common Stock of American Vanguard Corporation held of record by the Undersigned at the close of business on April 15, 2014, at the Annual Meeting of Stockholders, to be held at the Renaissance Long Beach Hotel, 111 East Ocean Boulevard, Long Beach, California, at 11:00 a.m. PST on Wednesday, June 4, 2014, or at any adjournment thereof.

(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN VANGUARD CORPORATION

June 4, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.american-vanguard.com

i Please detach along perforated line and mail in the envelope provided. i

¢	20930304030000000000 3	060911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS

2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACKINK

AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. To elect nine (9) directors for the ensuing year:			2. Ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Scott D. Baskin O Lawrence S. Clark O Debra F. Edwards O Morton D. Erlich O Alfred F. Ingulli O John L. Killmer O Carl R. Soderlind O Eric G. Wintemute O M. Esmail Zirakparvar		3. Approve the overall executive compensation policies and procedures of the Company as described in this Proxy Statement.	☐	☐	☐

  4.    Ratify the extension of the American Vanguard Corporation Employee Stock Purchase Plan for a period of five years, that is, from December 31, 2013 to December 31, 2018 ( please see Exhibit A to this Proxy Statement).

				☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢